Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Vice President, Director of Investor Relations 920-491-7059 Media Contact: Jennifer Kaminski, Vice President, Public Relations Senior Manager 920-491-7576

Associated Banc-Corp Reports Second Quarter 2021 Net Income Available to Common Equity of $86 million, or $0.56 Per Common Share.

Results driven by improving credit dynamics, growing net interest income and continued expense discipline.
GREEN BAY, Wis. -- July 22, 2021 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $86 million, or $0.56 per common share, for the quarter ended June 30, 2021. These amounts compare to earnings of $145 million in the quarter ended June 30, 2020, or $0.94 per common share, including the net gain recognized on the sale of Associated Benefits and Risk Consulting (“ABRC”). Excluding the gain on ABRC, second quarter 2020 earnings per share were $0.26 per common share1. Second quarter 2021 results also compare to earnings of $89 million, or $0.58 per common share for the quarter ended March 31, 2021.
"Our second quarter results were driven by continuing improvement in our loan portfolios,” remarked President and CEO Andy Harmening. “Our credit metrics continued to improve, our C&I and CRE customers began to modestly borrow on their lines, and we saw accelerating PPP pay downs - all of which are indicators of an improving economic backdrop. We also saw signs of increased business and consumer confidence; evidenced by rising spending and payments activity. We remain optimistic about the unfolding recovery in our regional footprint and are proactively pursuing various initiatives to lean into the growth we expect to see in our markets. We look forward to updating investors on these initiatives, later this quarter."
Second Quarter 2021 Highlights (all comparisons to the first quarter of 2021)
•Period-end loans (excluding PPP) were up $216 million, to $23.5 billion
•Period-end deposits were down $413 million, to $27.3 billion
•Net interest income was up $4 million, to $180 million
•Fee-based revenue1 was up $2 million, to $53 million
•Noninterest expense was down $1 million, to $174 million
•Provision for credit losses was negative $35 million, compared to negative $23 million
•Net income available to common equity was down $3 million, to $86 million
•Earnings per common share were down $0.02, to $0.56
•Tangible book value per share was up $0.40, to $17.35
1This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods. See page 10 of the attached tables for a reconciliation of GAAP financial measures to non-GAAP financial measures.

Loans
Second quarter 2021 average total loans of $24.1 billion were down 1%, or $365 million from the prior quarter and were down 4%, or $1.1 billion from the same period last year. Excluding PPP, average total loans of $23.4 billion were down 1%, or $259 million from the prior quarter and were down 4%, or $945 million from the same period last year. With respect to second quarter 2021 average balances by loan category:
•Commercial and business lending (excluding PPP) decreased $100 million from the prior quarter and decreased $755 million compared to the same period last year to $8.4 billion.
•Commercial real estate lending decreased $11 million from the prior quarter and increased $439 million from the same period last year to $6.2 billion.
•Consumer lending was $8.8 billion, down $148 million from the prior quarter and down $629 million from the same period last year.
•PPP loans decreased $105 million from the prior quarter and decreased $147 million from the same period last year to $701 million.

Second quarter 2021 period-end total loans of $23.9 billion were down 1%, or $215 million from the prior quarter and were down 4%, or $885 million from the same period last year. Excluding PPP, period-end total loans of $23.5 billion were up 1%, or $216 million from the prior quarter and were down 1%, or $279 million from the same period last year. With respect to second quarter 2021 period-end balances by loan category:
•Commercial and business lending (excluding PPP) increased $242 million from the prior quarter and decreased $93 million from the same period last year to $8.8 billion.
•Commercial real estate lending increased $39 million from the prior quarter and increased $299 million from the same period last year to $6.2 billion.
•Consumer lending was $8.6 billion, down $64 million from the prior quarter and down $485 million from the same period last year.
•PPP loans decreased by $431 million from the prior quarter and decreased $607 million from the same period last year to $405 million.

We continue to expect full-year commercial loan growth, excluding PPP, of 2% to 4% in 2021, driven by an expected 4% to 6% increase in CRE balances and an expected 1% to 2% increase in commercial and business lending outstandings.

Deposits
Second quarter 2021 average deposits of $27.5 billion were up 2%, or $666 million compared to the prior quarter and were up 5%, or $1.3 billion from the same period last year. With respect to second quarter 2021 average balances by deposit category:
•Noninterest-bearing demand deposits increased $403 million from the prior quarter and increased $1.1 billion from the same period last year to $8.1 billion.
•Savings increased $311 million from the prior quarter and increased $862 million from the same period last year to $4.1 billion.
•Interest-bearing demand deposits increased $166 million from the prior quarter and increased $434 million from the same period last year to $5.9 billion.
•Money market deposits increased $106 million from the prior quarter and increased $485 million from the same period last year to $7.0 billion.
•Network transaction deposits decreased $171 million from the prior quarter and decreased $636 million from the same period last year to $909 million.
•Time deposits decreased $149 million from the prior quarter and decreased $960 million from the same period last year to $1.5 billion.

Second quarter 2021 period-end deposits of $27.3 billion were down 1%, or $413 million compared to the prior quarter and were up 3%, or $713 million from the same period last year. Low-cost core deposits (interest-bearing demand, noninterest-bearing demand and savings) made up 66% of deposit balances as of June 30, 2021. With respect to second quarter 2021 period-end balances by deposit category:
•Noninterest-bearing demand deposits decreased $497 million from the prior quarter and increased $425 million from the same period last year to $8.0 billion.
•Savings increased $150 million from the prior quarter and increased $788 million from the same period last year to $4.2 billion.
•Interest-bearing demand deposits increased $221 million from the prior quarter and increased $122 million from the same period last year to $6.0 billion.
•Money market deposits decreased $198 million from the prior quarter and increased $155 million from the same period last year to $7.6 billion.
•Time deposits (excluding brokered CDs) decreased $89 million from the prior quarter and decreased $772 million from the same period last year to $1.5 billion.
•Network transaction deposits (included in money market and interest-bearing deposits) decreased $183 million from the prior quarter and decreased $625 million from the same period last year to $872 million.

Net Interest Income and Net Interest Margin
Second quarter 2021 net interest income of $180 million was up 2%, or $4 million from the prior quarter and the net interest margin decreased 2 basis points from the prior quarter to 2.37%. Compared to the same period last year, net interest income decreased 5%, or $10 million, and the net interest margin decreased 12 basis points.
•The average yield on total loans for the second quarter of 2021 increased 2 basis points from the prior quarter and decreased 16 basis points from the same period last year to 2.90%.
•The average cost of total interest-bearing liabilities for the second quarter of 2021 decreased 4 basis points from the prior quarter and decreased 24 basis points from the same period last year to 0.36%.
•The net free funds benefit for the second quarter of 2021 decreased one basis point from the prior quarter and compressed 4 basis points compared to the same period last year to 0.11%.
We expect the full year margin for 2021 to be between 2.45% and 2.55%.

Noninterest Income
Second quarter 2021 total noninterest income of $73 million decreased $22 million from the prior quarter and decreased by $181 million from the same period last year, driven by the gain recognized last year on the sale of Associated Benefits and Risk Consulting in the second quarter of 2020 and the decrease in ABRC-related income.
With respect to second quarter 2021 noninterest income line items:
•Service charges and deposit account fees increased $1 million from the prior quarter and increased $4 million from the same period last year.
•Card-based fees increased $1 million from the prior quarter and increased $2 million from the same period last year.
•Mortgage Banking, net was $8 million for the second quarter, down $16 million from the prior quarter, driven by declining gain on sale margins and no additional mortgage servicing rights recoveries. Relative to the prior-year period, Mortgage Banking was down $4 million, principally due to lower gain on sale margins, offset by an $8 million MSR impairment in the prior-year period.

We expect noninterest income of between $315 million and $325 million in 2021.
Noninterest Expense
Second quarter 2021 total noninterest expense of $174 million decreased $1 million from the prior quarter and decreased $9 million compared to the same period last year.
With respect to second quarter 2021 noninterest expense line items:
•Personnel expense increased $3 million from the prior quarter and decreased $4 million from the same period last year.
•Other expense decreased $2 million from the prior quarter and $4 million from the same period last year.
We are withdrawing our prior 2021 total expense guidance. Total expense for 2021 will reflect incremental growth and efficiency initiatives which are under development and expected to be announced later in the third quarter. Before the impact of such initiatives, we expect total expense for 2021 would be approximately $695 million to $700 million.

Taxes
The second quarter 2021 tax expense was $22 million compared to $25 million of tax expense in the prior quarter and $51 million of tax expense in the same period last year. The effective tax rate for second quarter 2021 was 19.8% compared to an effective tax rate of 20.7% in the prior quarter and an effective tax rate of 25.6% in the same period last year, which was driven by the sale of ABRC.
We expect the annual 2021 tax rate to be between 19% and 21%, assuming no change in the corporate tax rate.

Credit
The second quarter 2021 provision for credit losses was negative $35 million, compared to a negative $23 million in the prior quarter and provision of $61 million in the same period last year.
With respect to second quarter 2021 credit quality:
•Potential problem loans of $196 million were down $68 million, or 26%, from the prior quarter and down $111 million, or 36%, from the same period last year.
•Nonaccrual loans of $147 million were down $16 million, or 10%, from the prior quarter and down $24 million, or 14% from the same period last year. The nonaccrual loans to total loans ratio was 0.61% in the second quarter, down from 0.68% in the prior quarter and down from 0.69% in the same period last year.
•Net charge offs of $5 million were down 3% from the prior quarter and down $22 million, or 83%, from the same period last year.
•The allowance for credit losses on loans (ACLL) of $364 million was down $40 million from the prior quarter and down $64 million compared to the same period last year. The ACLL to total loans ratio was 1.52% in the second quarter, down from 1.67% in the prior quarter and down from 1.73% in the same period last year.

We continue to experience positive credit trends due to economic conditions and expect our provision to adjust with changes to risk grade, other indications of credit quality, and loan volume.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.7% at June 30, 2021. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

SECOND QUARTER 2021 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, July 22, 2021. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp second quarter 2021 earnings call. The second quarter 2021 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $34 billion and is Wisconsin's largest bank holding company. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 220 banking locations serving more than 120 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” "guidance," or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
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Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	June 30, 2021	March 31, 2021	Seql Qtr $ Change	December 31, 2020	September 30, 2020	June 30, 2020	Comp Qtr $ Change
Assets
Cash and due from banks	$406,994	$356,285	$50,709	$416,154	$401,151	$443,500	$(36,506)
Interest-bearing deposits in other financial institutions	1,340,385	1,590,494	(250,109)	298,759	712,416	1,569,006	(228,621)
Federal funds sold and securities purchased under agreements to resell	25,000	—	25,000	1,135	95	185	24,815
Investment securities available for sale, at fair value	3,323,346	3,356,949	(33,603)	3,085,441	3,258,360	3,149,773	173,573
Investment securities held to maturity, net, at amortized cost	1,799,834	1,857,087	(57,253)	1,878,938	1,990,870	2,077,225	(277,391)
Equity securities	17,144	15,673	1,471	15,106	15,090	15,091	2,053
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	168,281	168,281	—	168,280	168,280	206,281	(38,000)
Residential loans held for sale	160,547	153,151	7,396	129,158	130,139	196,673	(36,126)
Commercial loans held for sale	—	—	—	—	19,360	3,565	(3,565)
Loans	23,947,536	24,162,328	(214,792)	24,451,724	25,003,753	24,832,671	(885,135)
Allowance for loan losses	(318,811)	(352,938)	34,127	(383,702)	(384,711)	(363,803)	44,992
Loans, net	23,628,725	23,809,389	(180,664)	24,068,022	24,619,041	24,468,868	(840,143)
Tax credit and other investments	294,220	303,701	(9,481)	297,232	314,066	303,132	(8,912)
Premises and equipment, net	398,050	398,671	(621)	418,914	422,222	434,042	(35,992)
Bank and corporate owned life insurance	682,709	680,831	1,878	679,647	679,257	676,196	6,513
Goodwill	1,104,992	1,104,992	—	1,109,300	1,107,902	1,107,902	(2,910)
Other intangible assets, net	62,498	64,701	(2,203)	68,254	70,507	72,759	(10,261)
Mortgage servicing rights, net	48,335	49,500	(1,165)	41,961	45,261	49,403	(1,068)
Interest receivable	81,797	86,466	(4,669)	90,263	91,612	87,097	(5,300)
Other assets	609,766	579,084	30,682	653,219	653,117	640,765	(30,999)
Total assets	$34,152,625	$34,575,255	$(422,630)	$33,419,783	$34,698,746	$35,501,464	$(1,348,839)
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$7,999,143	$8,496,194	$(497,051)	$7,661,728	$7,489,048	$7,573,942	$425,201
Interest-bearing deposits	19,265,157	19,180,972	84,185	18,820,753	19,223,500	18,977,502	287,655
Total deposits	27,264,299	27,677,166	(412,867)	26,482,481	26,712,547	26,551,444	712,855
Federal funds purchased and securities sold under agreements to repurchase	170,419	138,507	31,912	192,971	155,329	142,293	28,126
Commercial paper	55,785	51,171	4,614	59,346	50,987	39,535	16,250
PPPLF	—	—	—	—	1,022,217	1,009,760	(1,009,760)
FHLB advances	1,619,826	1,629,966	(10,140)	1,632,723	1,706,763	2,657,016	(1,037,190)
Other long-term funding	549,024	549,729	(705)	549,465	549,201	548,937	87
Allowance for unfunded commitments	45,276	50,776	(5,500)	47,776	57,276	64,776	(19,500)
Accrued expenses and other liabilities	337,942	350,160	(12,218)	364,088	398,991	463,245	(125,303)
Total liabilities	30,042,573	30,447,474	(404,901)	29,328,850	30,653,313	31,477,007	(1,434,434)
Stockholders’ equity
Preferred equity	290,200	353,512	(63,312)	353,512	353,637	353,846	(63,646)
Common equity	3,819,852	3,774,268	45,584	3,737,421	3,691,796	3,670,612	149,240
Total stockholders’ equity	4,110,052	4,127,780	(17,728)	4,090,933	4,045,433	4,024,457	85,595
Total liabilities and stockholders’ equity	$34,152,625	$34,575,255	$(422,630)	$33,419,783	$34,698,746	$35,501,464	$(1,348,839)
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comp Qtr		YTD	YTD	Comp YTD
($ in thousands, except per share data)	2Q21	2Q20	$ Change	% Change	Jun 2021	Jun 2020	$ Change	% Change
Interest income
Interest and fees on loans	$174,228	$191,895	$(17,667)	(9)%	$348,277	$416,681	$(68,404)	(16)%
Interest and dividends on investment securities
Taxable	8,840	16,103	(7,263)	(45)%	15,855	36,375	(20,520)	(56)%
Tax-exempt	14,366	14,616	(250)	(2)%	28,528	29,498	(970)	(3)%
Other interest	1,826	2,231	(405)	(18)%	3,521	5,535	(2,014)	(36)%
Total interest income	199,260	224,845	(25,585)	(11)%	396,180	488,090	(91,910)	(19)%
Interest expense
Interest on deposits	4,609	13,178	(8,569)	(65)%	10,519	49,844	(39,325)	(79)%
Interest on federal funds purchased and securities sold under agreements to repurchase	30	51	(21)	(41)%	55	420	(365)	(87)%
Interest on other short-term funding	7	5	2	40%	13	40	(27)	(68)%
Interest on PPPLF	—	676	(676)	(100)%	—	676	(676)	(100)%
Interest on FHLB Advances	9,524	15,470	(5,946)	(38)%	19,017	33,096	(14,079)	(43)%
Interest on long-term funding	5,575	5,593	(18)	—%	11,160	11,200	(40)	—%
Total interest expense	19,745	34,973	(15,228)	(44)%	40,764	95,276	(54,512)	(57)%
Net interest income	179,515	189,872	(10,357)	(5)%	355,416	392,814	(37,398)	(10)%
Provision for credit losses	(35,004)	61,000	(96,004)	N/M	(58,009)	114,001	(172,010)	N/M
Net interest income after provision for credit losses	214,519	128,872	85,647	66%	413,425	278,813	134,612	48%
Noninterest income
Wealth management fees	22,706	20,916	1,790	9%	45,120	41,732	3,388	8%
Service charges and deposit account fees	15,549	11,484	4,065	35%	30,404	26,706	3,698	14%
Card-based fees	10,982	8,893	2,089	23%	20,725	18,490	2,235	12%
Other fee-based revenue	4,244	4,774	(530)	(11)%	8,840	9,272	(432)	(5)%
Capital markets, net	5,696	6,910	(1,214)	(18)%	13,814	14,845	(1,031)	(7)%
Mortgage banking, net	8,128	12,263	(4,135)	(34)%	32,054	18,407	13,647	74%
Bank and corporate owned life insurance	3,088	3,625	(537)	(15)%	5,791	6,719	(928)	(14)%
Insurance commissions and fees	86	22,430	(22,344)	(100)%	161	45,038	(44,877)	(100)%
Asset gains (losses), net(a)	(14)	157,361	(157,375)	N/M	4,796	157,284	(152,488)	(97)%
Investment securities gains (losses), net	24	3,096	(3,072)	(99)%	(16)	9,214	(9,230)	N/M
Gains (losses) on sale of branches, net(b)	36	—	36	N/M	1,038	—	1,038	N/M
Other	2,918	2,737	181	7%	6,059	5,090	969	19%
Total noninterest income	73,443	254,490	(181,047)	(71)%	168,786	352,796	(184,010)	(52)%
Noninterest expense
Personnel	106,994	111,350	(4,356)	(4)%	211,020	225,551	(14,531)	(6)%
Technology	20,236	21,174	(938)	(4)%	40,975	41,973	(998)	(2)%
Occupancy	14,679	14,464	215	1%	30,835	30,532	303	1%
Business development and advertising	4,970	3,556	1,414	40%	9,366	9,382	(16)	—%
Equipment	5,481	5,312	169	3%	10,999	10,751	248	2%
Legal and professional	6,661	5,058	1,603	32%	13,191	10,217	2,974	29%
Loan and foreclosure costs	2,671	3,605	(934)	(26)%	4,891	6,725	(1,834)	(27)%
FDIC assessment	3,600	5,250	(1,650)	(31)%	8,350	10,750	(2,400)	(22)%
Other intangible amortization	2,203	2,872	(669)	(23)%	4,439	5,686	(1,247)	(22)%
Other	6,979	10,766	(3,787)	(35)%	15,755	24,030	(8,275)	(34)%
Total noninterest expense	174,475	183,407	(8,932)	(5)%	349,821	375,598	(25,777)	(7)%
Income (loss) before income taxes	113,487	199,955	(86,468)	(43)%	232,389	256,012	(23,623)	(9)%
Income tax expense (benefit)	22,480	51,238	(28,758)	(56)%	47,082	61,457	(14,375)	(23)%
Net income	91,007	148,718	(57,711)	(39)%	185,307	194,555	(9,248)	(5)%
Preferred stock dividends	4,875	4,144	731	18%	10,082	7,945	2,137	27%
Net income available to common equity	$86,131	$144,573	$(58,442)	(40)%	$175,226	$186,611	$(11,385)	(6)%
Earnings per common share
Basic	$0.56	$0.94	$(0.38)	(40)%	$1.14	$1.21	$(0.07)	(6)%
Diluted	$0.56	$0.94	$(0.38)	(40)%	$1.13	$1.20	$(0.07)	(6)%
Average common shares outstanding
Basic	152,042	152,393	(351)	—%	152,198	153,547	(1,349)	(1)%
Diluted	153,381	153,150	231	—%	153,473	154,360	(887)	(1)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) 2Q20 and YTD 2020 include a gain of $163 million from the sale of Associated Benefits & Risk Consulting.
(b) Includes the deposit premium on the sale of branches net of miscellaneous costs to sell.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	2Q21	1Q21	$ Change	% Change	4Q20	3Q20	2Q20	$ Change	% Change
Interest income
Interest and fees on loans	$174,228	$174,049	$179	—%	$185,934	$182,625	$191,895	$(17,667)	(9)%
Interest and dividends on investment securities
Taxable	8,840	7,014	1,826	26%	9,746	13,689	16,103	(7,263)	(45)%
Tax-exempt	14,366	14,162	204	1%	14,296	14,523	14,616	(250)	(2)%
Other interest	1,826	1,694	132	8%	1,699	2,238	2,231	(405)	(18)%
Total interest income	199,260	196,920	2,340	1%	211,675	213,075	224,845	(25,585)	(11)%
Interest expense
Interest on deposits	4,609	5,909	(1,300)	(22)%	7,762	10,033	13,178	(8,569)	(65)%
Interest on federal funds purchased and securities sold under agreements to repurchase	30	26	4	15%	32	34	51	(21)	(41)%
Interest on other short-term funding	7	6	1	17%	5	5	5	2	40%
Interest on PPPLF	—	—	—	N/M	410	899	676	(676)	(100)
Interest on FHLB Advances	9,524	9,493	31	—%	9,888	14,375	15,470	(5,946)	(38)%
Interest on long-term funding	5,575	5,585	(10)	—%	5,585	5,580	5,593	(18)	—%
Total interest expense	19,745	21,018	(1,273)	(6)%	23,682	30,925	34,973	(15,228)	(44)%
Net interest income	179,515	175,902	3,613	2%	187,993	182,150	189,872	(10,357)	(5)%
Provision for credit losses	(35,004)	(23,004)	(12,000)	52%	16,997	43,009	61,000	(96,004)	N/M
Net interest income after provision for credit losses	214,519	198,906	15,613	8%	170,996	139,141	128,872	85,647	66%
Noninterest income
Wealth management fees	22,706	22,414	292	1%	22,073	21,152	20,916	1,790	9%
Service charges and deposit account fees	15,549	14,855	694	5%	15,318	14,283	11,484	4,065	35%
Card-based fees	10,982	9,743	1,239	13%	9,848	10,195	8,893	2,089	23%
Other fee-based revenue	4,244	4,596	(352)	(8)%	4,998	4,968	4,774	(530)	(11)%
Capital markets, net	5,696	8,118	(2,422)	(30)%	5,898	7,222	6,910	(1,214)	(18)%
Mortgage banking, net	8,128	23,925	(15,797)	(66)%	14,537	12,636	12,263	(4,135)	(34)%
Bank and corporate owned life insurance	3,088	2,702	386	14%	3,978	3,074	3,625	(537)	(15)%
Insurance commissions and fees	86	76	10	13%	92	114	22,430	(22,344)	(100)%
Asset gains (losses), net(a)	(14)	4,809	(4,823)	N/M	(1,356)	(339)	157,361	(157,375)	N/M
Investment securities gains (losses), net	24	(39)	63	N/M	—	7	3,096	(3,072)	(99)%
Gains on sale of branches, net(b)	36	1,002	(966)	(96)%	7,449	—	—	36	N/M
Other	2,918	3,141	(223)	(7)%	2,879	2,232	2,737	181	7%
Total noninterest income	73,443	95,343	(21,900)	(23)%	85,714	75,545	254,490	(181,047)	(71)%
Noninterest expense
Personnel	106,994	104,026	2,968	3%	98,033	108,567	111,350	(4,356)	(4)%
Technology	20,236	20,740	(504)	(2)%	19,574	19,666	21,174	(938)	(4)%
Occupancy	14,679	16,156	(1,477)	(9)%	15,678	17,854	14,464	215	1%
Business development and advertising	4,970	4,395	575	13%	5,421	3,626	3,556	1,414	40%
Equipment	5,481	5,518	(37)	(1)%	5,555	5,399	5,312	169	3%
Legal and professional	6,661	6,530	131	2%	5,737	5,591	5,058	1,603	32%
Loan and foreclosure costs	2,671	2,220	451	20%	3,758	2,118	3,605	(934)	(26)%
FDIC assessment	3,600	4,750	(1,150)	(24)%	5,700	3,900	5,250	(1,650)	(31)%
Other intangible amortization	2,203	2,236	(33)	(1)%	2,253	2,253	2,872	(669)	(23)%
Loss on prepayments of FHLB advances	—	—	—	N/M	—	44,650	—	—	N/M
Other	6,979	8,775	(1,796)	(20)%	11,141	13,963	10,766	(3,787)	(35)%
Total noninterest expense	174,475	175,347	(872)	—%	172,850	227,587	183,407	(8,932)	(5)%
Income (loss) before income taxes	113,487	118,903	(5,416)	(5)%	83,860	(12,900)	199,955	(86,468)	(43)%
Income tax expense (benefit)	22,480	24,602	(2,122)	(9)%	16,858	(58,114)	51,238	(28,758)	(56)%
Net income	91,007	94,301	(3,294)	(3)%	67,002	45,214	148,718	(57,711)	(39)%
Preferred stock dividends	4,875	5,207	(332)	(6)%	5,207	5,207	4,144	731	18%
Net income available to common equity	$86,131	$89,094	$(2,963)	(3)%	$61,795	$40,007	$144,573	$(58,442)	(40)%
Earnings per common share
Basic	$0.56	$0.58	$(0.02)	(3)%	$0.40	$0.26	$0.94	$(0.38)	(40)%
Diluted	$0.56	$0.58	$(0.02)	(3)%	$0.40	$0.26	$0.94	$(0.38)	(40)%
Average common shares outstanding
Basic	152,042	152,355	(313)	—%	152,497	152,440	152,393	(351)	—%
Diluted	153,381	153,688	(307)	—%	153,262	153,194	153,150	231	—%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) 2Q20 includes a gain of $163 million from the sale of Associated Benefits & Risk Consulting.
(b) Includes the deposit premium on the sale of branches net of miscellaneous costs to sell

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data and COVID-19 loan forbearances; shares repurchased and outstanding in thousands)	YTD Jun 2021	YTD Jun 2020	2Q21	1Q21	4Q20	3Q20	2Q20
Per common share data
Dividends	$0.36	$0.36	$0.18	$0.18	$0.18	$0.18	$0.18
Market value:
High	23.33	21.94	23.33	23.14	17.17	14.25	17.03
Low	17.20	10.85	20.36	17.20	12.68	11.86	11.48
Close			20.48	21.34	17.05	12.62	13.68
Book value			24.99	24.56	24.34	24.04	23.89
Tangible book value / share			17.35	16.95	16.67	16.37	16.21
Performance ratios (annualized)
Return on average assets	1.10%	1.16%	1.06%	1.14%	0.78%	0.51%	1.72%
Noninterest expense / average assets	2.07%	2.24%	2.04%	2.11%	2.02%	2.55%	2.12%
Effective tax rate	20.26%	24.01%	19.81%	20.69%	20.10%	N/M	25.62%
Dividend payout ratio(a)	31.58%	29.75%	32.14%	31.03%	45.00%	69.23%	19.15%
Net interest margin	2.38%	2.66%	2.37%	2.39%	2.49%	2.31%	2.49%
Selected trend information
Average full time equivalent employees(b)	4,005	4,666	3,990	4,020	4,134	4,374	4,701
Branch count			224	227	228	249	249
Assets under management, at market value(c)			$13,141	$12,553	$13,314	$12,195	$11,755
Mortgage loans originated for sale during period	$889	$861	$477	$413	$323	$458	$550
Mortgage loan settlements during period	$885	$1,022	$484	$400	$339	$599	$725
Mortgage portfolio loans transferred to held for sale during period	$—	$200	$—	$—	$—	$70	$—
Mortgage portfolio serviced for others			$7,150	$7,313	$7,744	$8,219	$8,454
Mortgage servicing rights, net / mortgage portfolio serviced for others			0.68%	0.68%	0.54%	0.55%	0.58%
Shares repurchased during period(d)	2,280	4,264	1,314	966	—	—	—
Shares outstanding, end of period			152,865	153,685	153,540	153,552	153,616
Paycheck Protection Program fees, net
Deferred fees, beginning of period	$12	$—	$18	$12	$21	$24	$—
Fees received	18	27	6	12	—	1	27
Fees recognized	(15)	(3)	(8)	(7)	(9)	(4)	(3)
Deferred fees, end of period	$15	$24	$15	$18	$12	$21	$24
COVID-19 impacted loans in forbearances ($ in thousands)
Total commercial			15,185	17,636	30,744	310,377	863,090
Total consumer			4,376	19,724	47,835	375,794	724,921
Total COVID-19 impacted loans in forbearance			$19,561	$37,360	$78,579	$686,171	$1,588,011
Selected quarterly ratios
Loans / deposits			87.83%	87.30%	92.33%	93.60%	93.53%
Stockholders’ equity / assets			12.03%	11.94%	12.24%	11.66%	11.34%
Risk-based capital(e)(f)
Total risk-weighted assets			$26,073	$25,640	$25,903	$26,142	$25,864
Common equity Tier 1			$2,790	$2,759	$2,706	$2,672	$2,651
Common equity Tier 1 capital ratio			10.70%	10.76%	10.45%	10.22%	10.25%
Tier 1 capital ratio			11.81%	12.14%	11.81%	11.57%	11.62%
Total capital ratio			14.02%	14.36%	14.02%	13.78%	13.83%
Tier 1 leverage ratio			9.23%	9.53%	9.37%	9.02%	9.08%
Mortgage banking, net
Mortgage servicing fees, net(g)	$(2)	$1	$—	$(1)	$(1)	$(1)	$(1)
Gains (losses) and fair value adjustments on loans held for sale	23	31	9	15	15	15	21
Fair value adjustment on portfolio loans transferred to held for sale	—	3	—	—	—	1	—
Mortgage servicing rights (impairment) recovery	10	(17)	—	11	1	(1)	(8)
Mortgage banking, net	$32	$18	$8	$24	$15	$13	$12
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)Does not include repurchases related to tax withholding on equity compensation.
(e)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(f)June 30, 2021 data is estimated.
(g)Includes mortgage origination and servicing fees, net of mortgage servicing rights amortization.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Jun 30, 2021	Mar 31, 2021	Seql Qtr % Change	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$352,938	$383,702	(8)%	$384,711	$363,803	$337,793	4%
Provision for loan losses	(29,500)	(26,000)	13%	26,500	50,500	52,500	N/M
Charge offs	(7,681)	(13,174)	(42)%	(30,315)	(34,079)	(28,351)	(73)%
Recoveries	3,054	8,410	(64)%	2,805	4,488	1,861	64%
Net charge offs	(4,628)	(4,764)	(3)%	(27,510)	(29,592)	(26,490)	(83)%
Balance at end of period	$318,811	$352,938	(10)%	$383,702	$384,711	$363,803	(12)%
Allowance for unfunded commitments
Balance at beginning of period	$50,776	$47,776	6%	$57,276	$64,776	$56,276	(10)%
Provision for unfunded commitments	(5,500)	3,000	N/M	(9,500)	(7,500)	8,500	N/M
Balance at end of period	$45,276	$50,776	(11)%	$47,776	$57,276	$64,776	(30)%
Allowance for credit losses on loans (ACLL)	$364,087	$403,714	(10)%	$431,478	$441,988	$428,579	(15)%
Provision for credit losses on loans	$(35,000)	$(23,000)	52%	$17,000	$43,000	$61,000	N/M
($ in thousands)	Jun 30, 2021	Mar 31, 2021	Seql Qtr % Change	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Comp Qtr % Change
Net (charge offs) recoveries
PPP Loans	$—	$—	N/M	$—	$—	$—	N/M
Commercial and industrial	1,333	1,367	(2)%	(8,514)	(24,834)	(24,919)	N/M
Commercial real estate—owner occupied	5	4	25%	143	(416)	1	N/M
Commercial and business lending	1,338	1,370	(2)%	(8,371)	(25,249)	(24,919)	N/M
Commercial real estate—investor	(5,589)	(5,886)	(5)%	(18,696)	(3,609)	28	N/M
Real estate construction	23	29	(21)%	43	(21)	(3)	N/M
Commercial real estate lending	(5,566)	(5,857)	(5)%	(18,653)	(3,630)	25	N/M
Total commercial	(4,228)	(4,487)	(6)%	(27,024)	(28,879)	(24,893)	(83)%
Residential mortgage	(223)	(109)	105%	(162)	(79)	(215)	4%
Home equity	337	344	(2)%	335	156	(303)	N/M
Other consumer	(514)	(511)	1%	(659)	(790)	(1,078)	(52)%
Total consumer	(400)	(277)	44%	(486)	(712)	(1,596)	(75)%
Total net (charge offs) recoveries	$(4,628)	$(4,764)	(3)%	$(27,510)	$(29,592)	$(26,490)	(83)%

(In basis points)	Jun 30, 2021	Mar 31, 2021		Dec 31, 2020	Sep 30, 2020	Jun 30, 2020
Net charge offs to average loans (annualized)
PPP Loans	—	—		—	—	—
Commercial and industrial	7	7		(45)	(126)	(121)
Commercial real estate—owner occupied	—	—		6	(18)	—
Commercial and business lending	6	6		(35)	(103)	(100)
Commercial real estate—investor	(52)	(55)		(173)	(34)	—
Real estate construction	1	1		1	—	—
Commercial real estate lending	(36)	(38)		(121)	(24)	—
Total commercial	(11)	(12)		(69)	(73)	(64)
Residential mortgage	(1)	(1)		(1)	—	(1)
Home equity	21	21		18	8	(15)
Other consumer	(69)	(68)		(83)	(98)	(128)
Total consumer	(2)	(1)		(2)	(3)	(7)
Total net charge offs	(8)	(8)		(44)	(47)	(42)

($ in thousands)	Jun 30, 2021	Mar 31, 2021	Seql Qtr % Change	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$147,135	$163,292	(10)%	$210,854	$231,590	$171,607	(14)%
Other real estate owned (OREO)	24,000	24,588	(2)%	14,269	18,983	20,264	18%
Other nonperforming assets	—	—	N/M	—	909	909	(100)%
Total nonperforming assets	$171,135	$187,880	(9)%	$225,123	$251,481	$192,780	(11)%

Loans 90 or more days past due and still accruing	$1,302	$1,675	(22)%	$1,598	$1,854	$1,466	(11)%
Allowance for credit losses on loans to total loans	1.52%	1.67%		1.76%	1.77%	1.73%
Allowance for credit losses on loans to nonaccrual loans	247.45%	247.23%		204.63%	190.85%	249.74%
Nonaccrual loans to total loans	0.61%	0.68%		0.86%	0.93%	0.69%
Nonperforming assets to total loans plus OREO	0.71%	0.78%		0.92%	1.01%	0.78%
Nonperforming assets to total assets	0.50%	0.54%		0.67%	0.72%	0.54%
Year-to-date net charge offs to year-to-date average loans (annualized)	0.08%	0.08%		0.41%	0.40%	0.36%
N/M = Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Jun 30, 2021	Mar 31, 2021	Seql Qtr % Change	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$18,380	$33,192	(45)%	$61,859	$105,899	$80,239	(77)%
Commercial real estate—owner occupied	7	7	—%	1,058	2,043	1,932	(100)%
Commercial and business lending	18,387	33,200	(45)%	62,917	107,941	82,171	(78)%
Commercial real estate—investor	63,003	58,485	8%	78,220	50,458	11,172	N/M
Real estate construction	247	327	(24)%	353	392	503	(51)%
Commercial real estate lending	63,250	58,813	8%	78,573	50,850	11,675	N/M
Total commercial	81,637	92,012	(11)%	141,490	158,792	93,846	(13)%
Residential mortgage	56,795	61,256	(7)%	59,337	62,331	66,656	(15)%
Home equity	8,517	9,792	(13)%	9,888	10,277	10,829	(21)%
Other consumer	186	231	(19)%	140	190	276	(33)%
Total consumer	65,498	71,280	(8)%	69,364	72,798	77,761	(16)%
Total nonaccrual loans	$147,135	$163,292	(10)%	$210,854	$231,590	$171,607	(14)%

	Jun 30, 2021	Mar 31, 2021	Seql Qtr % Change	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Comp Qtr % Change
Restructured loans (accruing)(a)
Commercial and industrial	$11,569	$11,985	(3)%	$12,713	$16,002	$16,321	(29)%
Commercial real estate—owner occupied	1,225	1,488	(18)%	1,711	1,389	1,441	(15)%
Commercial and business lending	12,794	13,473	(5)%	14,424	17,391	17,762	(28)%
Commercial real estate—investor	13,306	13,627	(2)%	26,435	635	114	N/M
Real estate construction	253	256	(1)%	260	382	313	(19)%
Commercial real estate lending	13,559	13,884	(2)%	26,695	1,016	427	N/M
Total commercial	26,353	27,356	(4)%	41,119	18,407	18,189	45%
Residential mortgage	12,227	10,462	17%	7,825	5,378	4,178	193%
Home equity	2,451	1,929	27%	1,957	1,889	1,717	43%
Other consumer	904	1,073	(16)%	1,191	1,218	1,219	(26)%
Total consumer	15,582	13,464	16%	10,973	8,485	7,114	119%
Total restructured loans (accruing)	$41,935	$40,820	3%	$52,092	$26,891	$25,303	66%
Nonaccrual restructured loans (included in nonaccrual loans)	$17,237	$17,624	(2)%	$20,190	$23,844	$25,362	(32)%
	Jun 30, 2021	Mar 31, 2021	Seql Qtr % Change	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
Commercial and industrial	$258	$526	(51)%	$6,119	$298	$716	(64)%
Commercial real estate—owner occupied	47	—	N/M	373	870	199	(76)%
Commercial and business lending	306	526	(42)%	6,492	1,167	916	(67)%
Commercial real estate—investor	391	5,999	(93)%	12,793	409	13,874	(97)%
Real estate construction	117	977	(88)%	991	111	385	(70)%
Commercial real estate lending	509	6,976	(93)%	13,784	520	14,260	(96)%
Total commercial	814	7,502	(89)%	20,276	1,687	15,175	(95)%
Residential mortgage	5,015	3,973	26%	10,385	6,185	3,023	66%
Home equity	2,472	2,352	5%	4,802	5,609	3,108	(20)%
Other consumer	1,075	1,270	(15)%	1,599	1,351	1,482	(27)%
Total consumer	8,562	7,594	13%	16,786	13,144	7,613	12%
Total accruing loans 30-89 days past due	$9,376	$15,097	(38)%	$37,062	$14,831	$22,788	(59)%

	Jun 30, 2021	Mar 31, 2021	Seql Qtr % Change	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Comp Qtr % Change
Potential Problem Loans
PPP Loans(b)	$8,695	$22,398	(61)%	$18,002	$19,161	$19,161	(55)%
Commercial and industrial	77,064	122,143	(37)%	121,487	144,159	176,270	(56)%
Commercial real estate—owner occupied	17,828	15,965	12%	26,179	22,808	15,919	12%
Commercial and business lending	103,587	160,506	(35)%	165,668	186,129	211,350	(51)%
Commercial real estate—investor	71,613	85,752	(16)%	91,396	100,459	88,237	(19)%
Real estate construction	16,465	13,977	18%	19,046	2,178	2,170	N/M
Commercial real estate lending	88,078	99,728	(12)%	110,442	102,637	90,407	(3)%
Total commercial	191,665	260,234	(26)%	276,111	288,766	301,758	(36)%
Residential mortgage	3,024	2,524	20%	3,749	2,396	3,157	(4)%
Home equity	1,558	1,729	(10)%	2,068	1,632	1,921	(19)%
Total consumer	4,583	4,254	8%	5,817	4,028	5,078	(10)%
Total potential problem loans	$196,248	$264,488	(26)%	$281,928	$292,794	$306,836	(36)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Does not include any restructured loans related to the COVID-19 pandemic in accordance with Section 4013 of the CARES Act.
(b) The Corporation's policy is to assign risk ratings at the borrower level. PPP loans are 100% guaranteed by the SBA and therefore the Corporation considers these loans to have a risk profile similar to pass rated loans.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial PPP lending	$701,440	$10,048	5.75%	$806,699	$8,900	4.47%	$848,761	$4,841	2.29%
Commercial and business lending (excl PPP loans)	8,437,624	53,886	2.56%	8,537,301	54,091	2.57%	9,192,910	64,097	2.80%
Commercial real estate lending	6,159,728	44,139	2.87%	6,171,202	44,315	2.91%	5,720,262	46,057	3.24%
Total commercial	15,298,792	108,073	2.83%	15,515,202	107,307	2.80%	15,761,933	114,995	2.93%
Residential mortgage	7,861,139	55,337	2.82%	7,962,691	55,504	2.79%	8,271,757	62,860	3.04%
Retail	938,682	11,197	4.78%	985,456	11,630	4.75%	1,157,116	14,368	4.98%
Total loans	24,098,614	174,607	2.90%	24,463,349	174,442	2.88%	25,190,806	192,223	3.06%
Investment securities
Taxable	3,220,825	8,840	1.10%	2,976,469	7,014	0.94%	3,129,113	16,103	2.06%
Tax-exempt(a)	1,953,696	18,101	3.71%	1,900,346	17,844	3.76%	1,922,392	18,270	3.80%
Other short-term investments	1,766,615	1,826	0.41%	991,844	1,694	0.69%	1,016,976	2,231	0.88%
Investments and other	6,941,135	28,767	1.66%	5,868,659	26,553	1.81%	6,068,481	36,604	2.41%
Total earning assets	31,039,749	$203,375	2.62%	30,332,008	$200,994	2.67%	31,259,287	$228,826	2.94%
Other assets, net	3,339,898			3,352,135			3,586,656
Total assets	$34,379,647			$33,684,143			$34,845,943
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,121,553	$357	0.03%	$3,810,321	$332	0.04%	$3,260,040	$429	0.05%
Interest-bearing demand	5,879,173	1,057	0.07%	5,713,270	1,178	0.08%	5,445,267	1,442	0.11%
Money market	6,981,482	1,023	0.06%	6,875,730	1,059	0.06%	6,496,841	1,902	0.12%
Network transaction deposits	908,869	264	0.12%	1,080,109	327	0.12%	1,544,737	539	0.14%
Time deposits	1,509,705	1,909	0.51%	1,658,568	3,014	0.74%	2,469,899	8,866	1.44%
Total interest-bearing deposits	19,400,781	4,609	0.10%	19,137,998	5,909	0.13%	19,216,785	13,178	0.28%
Federal funds purchased and securities sold under agreements to repurchase	157,619	30	0.08%	136,144	26	0.08%	204,548	51	0.10%
Commercial Paper	55,209	7	0.05%	42,774	6	0.05%	37,526	5	0.05%
PPPLF	—	—	—%	—	—	—%	774,500	676	0.35%
FHLB advances	1,620,397	9,524	2.36%	1,631,895	9,493	2.36%	2,810,867	15,470	2.21%
Long-term funding	549,222	5,575	4.06%	549,585	5,585	4.07%	548,757	5,593	4.08%
Total short and long-term funding	2,382,446	15,136	2.55%	2,360,397	15,109	2.58%	4,376,199	21,795	2.00%
Total interest-bearing liabilities	21,783,227	$19,745	0.36%	21,498,395	$21,018	0.40%	23,592,983	$34,973	0.60%
Noninterest-bearing demand deposits	8,069,851			7,666,561			6,926,401
Other liabilities	395,950			415,195			480,041
Stockholders’ equity	4,130,618			4,103,991			3,846,517
Total liabilities and stockholders’ equity	$34,379,647			$33,684,143			$34,845,943
Interest rate spread			2.26%			2.27%			2.34%
Net free funds			0.11%			0.12%			0.15%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$183,629	2.37%		$179,976	2.39%		$193,853	2.49%
Fully tax-equivalent adjustment		4,115			4,074			3,981
Net interest income		$179,515			$175,902			$189,872
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Six Months Ended June 30,
	2021			2020
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial PPP lending	$753,778	$18,949	5.07%	$424,380	$4,841	2.29%
Commercial and business lending (excl PPP loans)	8,487,187	107,977	2.56%	8,786,511	144,314	3.30%
Commercial real estate lending	6,165,433	88,455	2.89%	5,524,915	103,556	3.77%
Total commercial	15,406,399	215,380	2.82%	14,735,807	252,711	3.45%
Residential mortgage	7,911,635	110,841	2.80%	8,338,054	132,821	3.19%
Retail	961,940	22,827	4.76%	1,175,851	31,841	5.43%
Total loans	24,279,974	349,049	2.89%	24,249,712	417,372	3.45%
Investment securities
Taxable	3,099,322	15,855	1.02%	3,294,669	36,375	2.21%
Tax-exempt (a)	1,927,169	35,945	3.73%	1,948,320	36,873	3.79%
Other short-term investments	1,381,370	3,521	0.51%	745,290	5,535	1.49%
Investments and other	6,407,860	55,320	1.73%	5,988,278	78,783	2.63%
Total earning assets	30,687,834	$404,369	2.65%	30,237,990	$496,155	3.29%
Other assets, net	3,345,982			3,473,484
Total assets	$34,033,816			$33,711,474
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$3,966,797	$689	0.04%	$3,064,440	$2,228	0.15%
Interest-bearing demand	5,796,680	2,234	0.08%	5,376,249	10,197	0.38%
Money market	6,928,898	2,082	0.06%	6,517,749	12,708	0.39%
Network transaction deposits	994,016	591	0.12%	1,489,433	5,141	0.69%
Time deposits	1,583,725	4,923	0.63%	2,553,065	19,569	1.54%
Total interest-bearing deposits	19,270,116	10,519	0.11%	19,000,936	49,844	0.53%
Federal funds purchased and securities sold under agreements to repurchase	146,941	55	0.08%	199,477	420	0.42%
Commercial Paper	49,026	13	0.05%	35,904	30	0.17%
PPPLF	—	—	—%	387,250	676	0.35%
Other short-term funding	—	—	—%	8,498	11	0.25%
FHLB advances	1,626,114	19,017	2.36%	3,021,433	33,096	2.20%
Long-term funding	549,402	11,160	4.06%	549,111	11,200	4.08%
Total short and long-term funding	2,371,483	30,245	2.56%	4,201,674	45,432	2.17%
Total interest-bearing liabilities	21,641,598	$40,764	0.38%	23,202,610	$95,276	0.83%
Noninterest-bearing demand deposits	7,869,320			6,216,631
Other liabilities	405,519			448,074
Stockholders’ equity	4,117,378			3,844,158
Total liabilities and stockholders’ equity	$34,033,816			$33,711,474
Interest rate spread			2.27%			2.46%
Net free funds			0.11%			0.20%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$363,605	2.38%		$400,879	2.66%
Fully tax-equivalent adjustment		8,189			8,066
Net interest income		$355,416			$392,814
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Jun 30, 2021	Mar 31, 2021	Seql Qtr % Change	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Comp Qtr % Change
PPP Loans	$405,482	$836,566	(52)%	$767,757	$1,022,217	$1,012,033	(60)%
Commercial and industrial	7,909,119	7,664,501	3%	7,701,422	7,933,404	7,968,709	(1)%
Commercial real estate—owner occupied	880,755	883,237	—%	900,912	904,997	914,385	(4)%
Commercial and business lending	9,195,355	9,384,303	(2)%	9,370,091	9,860,618	9,895,127	(7)%
Commercial real estate—investor	4,300,651	4,260,706	1%	4,342,584	4,320,926	4,174,125	3%
Real estate construction	1,880,897	1,882,299	—%	1,840,417	1,859,609	1,708,189	10%
Commercial real estate lending	6,181,549	6,143,004	1%	6,183,001	6,180,536	5,882,314	5%
Total commercial	15,376,904	15,527,307	(1)%	15,553,091	16,041,154	15,777,441	(3)%
Residential mortgage	7,638,372	7,685,218	(1)%	7,878,324	7,885,523	7,933,518	(4)%
Home equity	631,783	651,647	(3)%	707,255	761,593	795,671	(21)%
Other consumer	300,477	298,156	1%	313,054	315,483	326,040	(8)%
Total consumer	8,570,632	8,635,020	(1)%	8,898,632	8,962,599	9,055,230	(5)%
Total loans	$23,947,536	$24,162,328	(1)%	$24,451,724	$25,003,753	$24,832,671	(4)%

Period end deposit and customer funding composition	Jun 30, 2021	Mar 31, 2021	Seql Qtr % Change	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Comp Qtr % Change
Noninterest-bearing demand	$7,999,143	$8,496,194	(6)%	$7,661,728	$7,489,048	$7,573,942	6%
Savings	4,182,651	4,032,830	4%	3,650,085	3,529,423	3,394,930	23%
Interest-bearing demand	5,969,285	5,748,353	4%	6,090,869	5,979,449	5,847,349	2%
Money market	7,640,825	7,838,437	(3)%	7,322,769	7,687,775	7,486,319	2%
Time deposits (excluding brokered CDs)	1,472,395	1,561,352	(6)%	1,757,030	2,026,852	2,244,680	(34)%
Brokered CDs	—	—	N/M	—	—	4,225	(100)%
Total deposits	27,264,299	27,677,166	(1)%	26,482,481	26,712,547	26,551,444	3%
Customer funding(a)	226,160	182,228	24%	245,247	198,741	178,398	27%
Total deposits and customer funding	$27,490,459	$27,859,394	(1)%	$26,727,727	$26,911,289	$26,729,842	3%
Network transaction deposits(b)	$871,603	$1,054,634	(17)%	$1,197,093	$1,390,778	$1,496,958	(42)%
Net deposits and customer funding (Total deposits and customer funding, excluding Brokered CDs and network transaction deposits)	$26,618,856	$26,804,761	(1)%	$25,530,634	$25,520,511	$25,228,660	6%
Quarter average loan composition	Jun 30, 2021	Mar 31, 2021	Seql Qtr % Change	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Comp Qtr % Change
PPP Loans	$701,440	$806,699	(13)%	$929,859	$1,019,808	$848,761	(17)%
Commercial and industrial	7,558,878	7,631,274	(1)%	7,609,185	7,844,209	8,263,270	(9)%
Commercial real estate—owner occupied	878,746	906,027	(3)%	904,565	906,874	929,640	(5)%
Commercial and business lending	9,139,064	9,344,000	(2)%	9,443,609	9,770,891	10,041,671	(9)%
Commercial real estate—investor	4,321,109	4,303,365	—%	4,289,703	4,255,473	4,113,895	5%
Real estate construction	1,838,619	1,867,836	(2)%	1,867,919	1,776,835	1,606,367	14%
Commercial real estate lending	6,159,728	6,171,202	—%	6,157,622	6,032,308	5,720,262	8%
Total commercial	15,298,792	15,515,202	(1)%	15,601,230	15,803,199	15,761,933	(3)%
Residential mortgage	7,861,139	7,962,691	(1)%	8,029,585	8,058,283	8,271,757	(5)%
Home equity	641,438	680,738	(6)%	736,059	780,202	819,680	(22)%
Other consumer	297,245	304,718	(2)%	314,963	321,387	337,436	(12)%
Total consumer	8,799,822	8,948,147	(2)%	9,080,607	9,159,872	9,428,873	(7)%
Total loans(c)	$24,098,614	$24,463,349	(1)%	$24,681,837	$24,963,071	$25,190,806	(4)%

Quarter average deposit composition	Jun 30, 2021	Mar 31, 2021	Seql Qtr % Change	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Comp Qtr % Change
Noninterest-bearing demand	$8,069,851	$7,666,561	5%	$7,677,003	$7,412,186	$6,926,401	17%
Savings	4,121,553	3,810,321	8%	3,628,458	3,462,942	3,260,040	26%
Interest-bearing demand	5,879,173	5,713,270	3%	5,739,983	5,835,597	5,445,267	8%
Money market	6,981,482	6,875,730	2%	6,539,583	6,464,784	6,496,841	7%
Network transaction deposits	908,869	1,080,109	(16)%	1,265,748	1,528,199	1,544,737	(41)%
Time deposits	1,509,705	1,658,568	(9)%	1,888,074	2,135,870	2,469,899	(39)%
Total deposits	$27,470,633	$26,804,559	2%	$26,738,850	$26,839,578	$26,143,186	5%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Includes repurchase agreements and commercial paper.
(b)Included above in interest-bearing demand and money market.
(c)Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
($ in millions, except per share data)	Jun 2021	Jun 2020	2Q21	1Q21	4Q20	3Q20	2Q20
Tangible common equity reconciliation(a)
Common equity			$3,820	$3,774	$3,737	$3,692	$3,671
Goodwill and other intangible assets, net			(1,167)	(1,170)	(1,178)	(1,178)	(1,181)
Tangible common equity			$2,652	$2,605	$2,560	$2,513	$2,490
Tangible assets reconciliation(a)
Total assets			$34,153	$34,575	$33,420	$34,699	$35,501
Goodwill and other intangible assets, net			(1,167)	(1,170)	(1,178)	(1,178)	(1,181)
Tangible assets			$32,985	$33,406	$32,242	$33,520	$34,321
Average tangible common equity and average common equity tier 1 reconciliation(a)
Common equity	$3,769	$3,576	$3,788	$3,750	$3,700	$3,681	$3,566
Goodwill and other intangible assets, net	(1,172)	(1,277)	(1,169)	(1,175)	(1,178)	(1,180)	(1,281)
Tangible common equity	2,598	2,299	2,619	2,576	2,522	2,501	2,285
Modified CECL transitional amount	111	109	106	116	123	120	115
Accumulated other comprehensive loss (income)	(4)	9	(3)	(5)	(4)	(4)	8
Deferred tax assets (liabilities), net	40	46	40	41	42	42	45
Average common equity tier 1	$2,745	$2,462	$2,762	$2,727	$2,683	$2,660	$2,453
Average tangible assets reconciliation(a)
Total assets	$34,034	$33,711	$34,380	$33,684	$34,076	$35,550	$34,846
Goodwill and other intangible assets, net	(1,172)	(1,277)	(1,169)	(1,175)	(1,178)	(1,180)	(1,281)
Tangible assets	$32,862	$32,435	$33,211	$32,510	$32,898	$34,371	$33,565
Selected trend information(b)
Wealth management fees	$45	$42	$23	$22	$22	$21	$21
Service charges and deposit account fees	30	27	16	15	15	14	11
Card-based fees	21	18	11	10	10	10	9
Other fee-based revenue	9	9	4	5	5	5	5
Fee-based revenue	105	96	53	52	52	51	46
Other	64	257	20	44	33	25	208
Total noninterest income	$169	$353	$73	$95	$86	$76	$254
Pre-tax pre-provision income(c)
Income before income taxes	$232	$256	$113	$119	$84	$(13)	$200
Provision for credit losses	(58)	114	(35)	(23)	17	43	61
Pre-tax pre-provision income	$174	$370	$78	$96	$101	$30	$261
Selected equity and performance ratios(a)(d)
Tangible common equity / tangible assets			8.04%	7.80%	7.94%	7.50%	7.25%
Return on average equity	9.08%	10.18%	8.84%	9.32%	6.58%	4.46%	15.55%
Return on average tangible common equity	13.60%	16.32%	13.19%	14.03%	9.75%	6.36%	25.45%
Return on average common equity Tier 1	12.87%	15.24%	12.51%	13.25%	9.16%	5.98%	23.71%
Return on average tangible assets	1.14%	1.21%	1.10%	1.18%	0.81%	0.52%	1.78%
Efficiency ratio reconciliation(e)
Federal Reserve efficiency ratio	66.26%	54.26%	66.81%	65.74%	59.68%	85.41%	43.49%
Fully tax-equivalent adjustment	(1.02)%	(0.59)%	(1.07)%	(0.97)%	(0.84)%	(1.29)%	(0.39)%
Other intangible amortization	(0.85)%	(0.77)%	(0.87)%	(0.82)%	(0.82)%	(0.87)%	(0.65)%
Fully tax-equivalent efficiency ratio	64.40%	52.91%	64.88%	63.96%	58.02%	83.25%	42.46%
Acquisition related costs adjustment	(0.01)%	(0.30)%	—%	(0.01)%	—%	(0.08)%	(0.12)%
Provision for unfunded commitments adjustment	0.47%	(3.22)%	2.14%	(1.09)%	3.42%	2.87%	(1.91)%
Asset gains (losses), net adjustment	0.59%	13.23%	—%	1.12%	(0.30)%	(0.11)%	22.10%
Branch sales	0.13%	—%	0.01%	0.24%	1.68%	—%	—%
3Q 2020 initiatives	—%	—%	—%	—%	—%	(22.90)%	—%
Adjusted efficiency ratio	65.58%	62.62%	67.02%	64.21%	62.83%	63.02%	62.53%
Gain on sale of ABRC (net of tax)(c)						2Q20	2Q20 per share data(f)
GAAP Earnings						$145	$0.94
Gain on sale of ABRC, net of tax						104	0.68
Earnings, excluding gain on sale of ABRC						$40	$0.26
Numbers may not sum due to rounding.
(a)The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.
(b)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(c)Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.
(d)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.
(e)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense, which excludes the provision for unfunded commitments, other intangible amortization, acquisition related costs, and 3Q 2020 initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net, acquisition related costs, asset gains (losses), net, and gain on sale of branches, net. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for acquisition related costs, provision for unfunded commitments, asset gains (losses), net, branch sales, and 3Q 2020 initiatives.
(f)Diluted earnings and per share data presented after-tax.